Exhibit 99.1

Iteris Appoints Gary Hall and Kimberly Valentine-Poska to its Board of Directors

Experience in infrastructure and technology will enhance the company’s strategic planning and capital allocation

AUSTIN, TX – July 18, 2023 – Iteris, Inc. (NASDAQ: ITI), the world’s trusted technology ecosystem for smart mobility infrastructure management, today announced that Gary Hall, partner and president of infrastructure & public finance for Siebert Williams Shank & Company, and Kimberly Valentine-Poska, managing director at Global Capital Markets, Inc., have been appointed to its board of directors.

Mr. Hall has an extensive background in infrastructure, public finance and regulatory work and is currently a partner and president of infrastructure & public finance for Siebert Williams Shank & Company, the nation’s largest minority-owned investment bank. Mr. Hall is also a partner in a public infrastructure private equity firm (American Triple I Partners), which focuses on transportation, energy, knowledge and information systems, and smart city investments.

Previously, Mr. Hall worked in the Mergers & Acquisitions Group of Bank One Capital Markets (JP Morgan), where he gained extensive experience serving as an advisor to middle-market companies executing strategic transactions. Prior to this, Mr. Hall served as a special advisor to the Under Secretary of the Treasury for Domestic Finance within the U.S. Department of Treasury. He also practiced law as a corporate finance attorney.

Mr. Hall earned a bachelor’s degree in finance from Howard University and a J.D. from the University of Notre Dame.

Ms. Valentine-Poska has a 30 year career of success in investment banking, helping clients across multiple industry verticals to successfully negotiate and close complex domestic and international transactions. She currently works as Managing Director for Global Capital Markets, a global middle-market investment bank where the focus includes middle-market technology transactions.

Earlier in her career, she was elected as the first female partner in the National Corporate Finance Practice at Deloitte, an international professional services firm and the largest public accounting firm in the United States. While at Deloitte, Ms. Valentine-Poska advised technology, software, and real estate companies with mergers and acquisitions, IPOs, and debt and equity financings.

Ms. Valentine-Poska earned a bachelor’s degree in finance and business economics from the University of Southern California and an MBA from Harvard Business School.  In addition to Iteris, Ms. Valentine-Poska serves as an independent director on the board of Empire Valuation Consultants, Inc., a New York-based independent valuation firm.

“The appointments of Gary and Kimberly add significant experience in infrastructure, technology, strategic transactions and capital allocation to our board of directors,” said Tom Thomas, chairman of the board for Iteris. “Gary’s successful track record in transportation, sustainability and smart cities should be invaluable as we continue to evolve Iteris’ ClearMobility® Platform, while Kimberly’s experience in technology mergers and acquisitions and strategic transactions broadens and deepens our board in these important areas.”

About Iteris, Inc.

Iteris is the world’s trusted technology ecosystem for smart mobility infrastructure management. Delivered through Iteris’ ClearMobility® Platform, our cloud-enabled end-to-end solutions monitor, visualize and optimize mobility infrastructure around the world, and help bridge legacy technology silos to unlock the future of transportation. That’s why more than 10,000 public agencies and private-sector enterprises focused on mobility rely on Iteris every day. Visit www.iteris.com for more information, and join the conversation on Twitter, LinkedIn and Facebook.

Iteris Forward-Looking Statements

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as "believes," "anticipates," "expects," "intends," “outlooks,” “target,” "plans," "seeks," "estimates," "may," “should,” "will," "can," and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the future growth and development. Such statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions that are difficult to predict, and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, our reliance on managing Board continuity and effectiveness by integrating and retaining independent directors, like Mr. Hall and Ms. Valentine-Poska; our ability to provide the services and deliverables on a cost-effective basis; government funding and budgetary issues, and potential impacts related to funding delays; changes in scheduling and/or requirements related to projects; availability of resources, such as components and equipment necessary to perform the work for the project; the impact of general economic, political, and other conditions in the markets we address; and the potential impact of product and service offerings from competitors and such competitors’ patent coverage and claims. Further information on Iteris, Inc., including additional risk factors that may affect our forward-looking statements, is contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC’s website (www.sec.gov).

Media Contact

Breanna Wallace
Tel: (949) 996-5348
Email: brwallace@iteris.com

Investor Relations

MKR Investor Relations, Inc.

Todd Kehrli
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Email: iti@mkr-group.com